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                                                                    EXHIBIT 10.3




                              REVOLVING CREDIT NOTE

$17,000,000.00                                               Memphis, Tennessee
                                                                  June 16, 2005


         On June 16, 2006, the undersigned, PINNACLE AIRLINES, INC., a Georgia corporation (the "Maker"), promises to pay to the order of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association having its principal place of business in Memphis, Tennessee (the "Bank"), the principal sum of Seventeen Million Dollars ($17,000,000.00), value received, together with interest from date until paid, upon disbursed and unpaid principal balances, at the rate hereinafter specified, said interest being payable monthly on the first (1st) day of each month hereafter, with the final installment of interest being due and payable concurrently on the same date that the principal balance is due hereunder.

         Subject to the limitations hereinafter set forth, the disbursed and unpaid principal balances of the indebtedness hereby evidenced shall bear interest prior to maturity (computed on the basis of a 365 or 366-day year, as appropriate, for advances bearing interest at the Base Rate, or computed on the basis of a 360-day year for actual days elapsed, for advances bearing interest at the Adjusted LIBOR Rate) at a rate per annum which shall, from day to day, be equal to the lesser of (a) the maximum effective variable contract rate of interest ("Maximum Rate") which Bank may from time to time lawfully charge, or
(b) a rate equal to the Applicable Rate (hereinafter defined). The "Applicable Rate" shall mean either the Adjusted LIBOR Rate or the Base Rate as elected by Maker in accordance with the terms hereof.

         "Adjusted LIBOR Rate" shall mean the Reserve Adjusted LIBOR Rate plus two and one-half percent (2.50%).

                  "Base Rate" means the base commercial rate of interest established from time to time by the Bank.

                  "Borrowing Amount" means all or any portion of the outstanding principal balance owing hereunder (or an advance to be made hereunder) designated as a Borrowing Amount in a Rate Notice.

                  "Business Day" means a banking business day of the Bank.

                  "Change in Law" means the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof, in all cases by any Governmental Authority (as hereinafter defined) having jurisdiction over the Bank, in each case after the date hereof.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising regulatory functions of or pertaining to government.

                  "Interest Period" means with respect to any Borrowing Amount bearing interest at an Adjusted LIBOR Rate: (a) initially, a period commencing on the date set forth in



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         Maker's first Rate Notice and ending one (1), two (2), three (3), four
         (4), or six (6) months thereafter as selected by Borrower in such Rate Notice, and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Borrowing Amount and ending one (1), two (2), three (3), four (4), or six (6) months thereafter as selected by Borrower in its Rate Notice; provided that (i) the first day of an Interest Period must be a Business Day,
         (ii) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which case, the Interest Period shall end on the next preceding Business Day, and (iii) the Maker may not elect an Interest Period that extends beyond the Maturity Date.

                  "LIBOR Loan" shall mean, in each instance, a particular Borrowing Amount bearing interest at an Adjusted LIBOR Rate hereunder.

                  "LIBOR Rate" shall mean the London Interbank Offered Rate of Interest for an Interest Period elected by the Maker, determined by the Bank, appearing on the Bloomberg LLC Computer Service as of 11:00 a.m. London time on the Business Day immediately following the date of election by Maker; provided, however, that, if the LIBOR Rate is not reported on the Business Day immediately following the date of election by Maker, then the LIBOR Rate for such election shall be the LIBOR Rate reported on the immediately preceding Business Day (unless failure of the LIBOR Rate to be reported is due to a disruption in the London interbank market, in which case the Bank shall use commercial best efforts to establish an alternative LIBOR Rate). The applicable Interest Period shall be as elected by Maker, which election must be made at the time of election of the Adjusted LIBOR Rate.

                  "Loan Agreement" means that certain Loan Agreement, of even date herewith, by and among Bank, Maker, and Pinnacle Airlines Corp., a Delaware corporation, the Guarantor.

                  "Rate Notice" means a written notice by Maker to Bank, actually received by Bank no later than 10:30 a.m., Memphis, Tennessee time on the Rate Setting Date for the next Interest Period, specifying the Rate Option and the applicable portion of the outstanding principal balance hereof as a Borrowing Amount and, with respect to Advances bearing interest at an Adjusted LIBOR Rate only, the commencement date and duration of the next applicable Interest Period. A Rate Notice may designate only one Interest Period.

                  "Rate Setting Date" means, with respect to an Advance bearing interest at the Adjusted Base Rate, the date of such Advance, and with respect to an Interest Period for an Advance bearing interest at an Adjusted LIBOR Rate, two (2) Business Days prior to the commencement date of such Interest Period.

                  "Reserve Adjusted LIBOR Rate" means the LIBOR Rate adjusted each day to include the cost, in basis points, of any applicable reserve requirements of the Board of Governors of the Federal Reserve System (or any successor), applicable to "Eurocurrency




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         Liabilities" pursuant to Regulation D or other then-applicable regulations of the Board of Governors, if any.

         Maker shall have the right, if exercised strictly in accordance with the provisions hereof and subject to the limitations set forth herein, to designate the entire principal balance outstanding hereunder, or advances of such principal about to be made hereunder, to bear interest at the Applicable Rate for designated Interest Periods. Any such designation must be made in a Rate Notice strictly complying with the requirements hereof relating to same. No more than four (4) separate Borrowing Amounts bearing interest at four (4) separate Adjusted LIBOR Rates and Interest Periods may be in effect at any one time in connection with this Note, and one (1) Borrowing Amount bearing interest at the Base Rate may be in effect at any one time. Each Borrowing Amount bearing interest at an Adjusted LIBOR Rate as designated in a Rate Notice shall equal Five Hundred Thousand Dollars ($500,000.00) or more.

         An election by Maker shall be in effect until (a) if the effective Applicable Rate is the Adjusted Base Rate, a change in the election of the Applicable Rate by Maker in accordance with the terms hereof or (b) if the effective Applicable Rate is the Adjusted LIBOR Rate, the expiration of the Interest Period elected by Maker. Upon the expiration of each Interest Period, the Maker shall have the right to specify a new Interest Period for the portion of the indebtedness that will bear interest at the Adjusted LIBOR Rate by giving written notice of such requested Interest Period to the Bank no later than 10:30 A.M., Memphis time, on the second Business Day preceding the last day of such expiring Interest Period. If no election is made by Maker, on or prior to 10:30 A.M., Memphis time on the second Business Day prior to the expiration of an Interest Period, to change the Applicable Rate or to continue to have the indebtedness hereunder bear interest at the Adjusted LIBOR Rate for a designated Interest Period, to change the Applicable Rate or to continue to have the Indebtedness bear interest at the Adjusted LIBOR Rate for a designated Interest Period, the Applicable Rate shall be the Base Rate upon the expiration of such Interest Period. If Maker does not elect an Applicable Rate at any time, then the Applicable Rate shall automatically be the Base Rate. When the Applicable Rate is the Adjusted Base Rate, each change in the Adjusted Base Rate shall be effective without notice to the undersigned on the effective date of each change in the Maximum Rate or the Base Rate, as the case may be.

         Notwithstanding any other provisions herein, if any Change in Law shall make it unlawful for the Bank to make or maintain a LIBOR Rate loan as contemplated by this Note, if the principal outstanding hereunder then bears interest at a LIBOR Rate, such principal balance shall, if required by law and if the Bank so requests, be converted on the date required to make the indebtedness evidenced by this Note legal to a loan accruing interest at the lesser of the Maximum Rate or the Base Rate. Each change in the Base Rate shall become effective, without notice to the undersigned, on the same date that the Base Rate changes. The undersigned hereby agrees promptly to pay the Bank, upon demand, any costs incurred by the Bank in making any conversion in accordance with this paragraph, including any interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate loans.

         The undersigned hereby indemnifies the Bank and holds the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of
(i) a default by the undersigned in payment of the principal amount of or interest on the loan evidenced hereby,



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which results in interest or fees payable by the Bank to lenders of funds obtained by it in order to make or maintain its LIBOR Rate loans, or (ii) a Change in Law that results in the imposition on the Bank of reserve requirements in connection with LIBOR Rate loans made by the Bank. The undersigned will make any payments under this indemnity to Bank, upon demand. The undersigned further agrees to enter into a modification of this Note, at the request of the Bank, to bring this Note into compliance with any Change in Law.

         In the event that the foregoing provisions should be construed by a court of competent jurisdiction not to constitute a valid, enforceable designation of a rate of interest or method of determining same, the indebtedness hereby evidenced shall bear interest at the lesser of: (a) the Base Rate plus four percent (4%) per annum; or (b) the maximum effective variable contract rate which may be charged by the Bank under applicable law from time to time in effect (the applicable provision referred to as the "Maximum Rate").

         For any payment which is not made within twenty (20) days of the due date for such payment, the Maker shall pay a late fee, including without limitation loans which are renewed more than twenty (20) days after the due date even though the renewal may be dated as of the past due payment date. The late fee shall equal the lesser of five percent (5%) of the unpaid portion of the past due payment or Five Hundred Dollars ($500.00).

         This Note is secured by a Security Agreement of even date herewith upon the Maker's inventory, equipment, and certain other personalty (the "Security Agreement"), by a Negative Pledge Agreement of even date herewith related to the Maker's accounts, accounts receivable, and chattel paper, as more particularly described therein (the "Negative Pledge Agreement"), and by an Assignment and Security Agreement (the "Assignment and Security Agreement") of even date herewith upon certain contracts of the Maker.

         All installments of interest, and the principal hereof, are payable at the office of First Tennessee Bank National Association, 165 Madison Avenue, Memphis, Tennessee 38103, or at such other place as the holder may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

         Notwithstanding the foregoing, upon the occurrence of an Event of Default (as defined in the Loan Agreement), the Bank, at its option, may charge, and the Maker agrees to pay, interest on disbursed and unpaid principal balances at the default rate (the "Default Rate") equal to a rate per annum equal to the lesser of (a) the Maximum Rate or (b) (i) the Base Rate plus (ii) four percent (4%).

         The Base Rate is one of several interest rate indices employed by the Bank. The Maker acknowledges that the Bank has made, and may hereafter make, loans bearing interest at rates which are higher or lower than the Base Rate.

         If the Maker shall fail to make payment of any installment of interest, as above provided, and such failure to pay continues for more than five (5) days after written notice of default, or upon any default in the terms and provisions of the Security Agreement, or the Loan Agreement of even date herewith between the Maker and the Bank, or upon any default in any other


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mortgage, trust deed, security agreement, or other instrument of pledge or hypothecation which now or hereafter secures the payment of the indebtedness evidenced hereby, and the failure to cure such default within thirty (30) days of written notice or default (or any other specific cure or grace period provided in any such loan documents), or upon the dissolution of the Maker or any endorser or guarantor, or upon any default in full payment, promptly as and when due (whether by reason of demand, acceleration or otherwise) of any other indebtednesses, liabilities or obligations of the Maker to the Bank, whether now existing or hereafter created or arising, absolute or contingent, due or to become due, and the failure to cure such default within any applicable grace or cure period provided therein, then, in any of such events, the entire unpaid principal balance of the indebtedness evidenced hereby together with all interest then accrued, shall, at the absolute option of the Bank, at once become due and payable, without demand or notice, the same being expressly waived.

         If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the rights of the Bank in connection with any loan documentation executed in connection herewith, or to defend successfully against any claim, cause of action or suit brought by the Maker against the Bank, the Maker shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney's fee. These include, but are not limited to, the Bank's reasonable attorney's fees and legal expenses, whether or not there is a lawsuit, including attorney's fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction) and appeals.

         THE BANK AND THE MAKER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER BANK OR MAKER AGAINST THE OTHER.

         To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each business entity that opens an account. What this means to Maker: When Maker opens an account, the Bank will ask for Federal Tax Identification Number, physical street address, full legal name of the Maker and other information that will allow the Bank to identify Maker. The Bank may also ask Maker to provide copies of certain documents that will aid in confirming this information.

         The Maker and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability hereon.

         With respect to any portion of the outstanding principal balance of the indebtedness hereby evidenced which bears interest at the Base Rate, the privilege is reserved to prepay said portion, in whole or in part, prior to the Maturity Date, without premium or penalty.

         In the event of (a) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBOR Loan on the date


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specified in any notice delivered pursuant hereto or (d) the assignment of any
LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower, then, in any such event, the Borrower shall compensate Bank for the loss, cost and expense attributable to such event. Such loss, cost or expense to Bank shall be deemed to include an amount determined by Bank (the "Prepayment Penalty") to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such LIBOR Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such LIBOR Loan, for the period from the date of such event to the last day of the then current Interest Period therefore (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such LIBOR Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which Bank would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the LIBOR market. For example, assume a $1,000,000.00 30 day LIBOR tranche priced at 2.75% is prepaid 15 days into the Interest Period. On the prepayment date, due to a decline in the LIBOR rate market, the bid rate is now 2.40%. The calculations are:

         Original interest:         $1,000,000.00 x .0275 x 15/360 = $1,145.83
         Bid interest:              $1,000,000.00 x .0240 x 15/360 = $1,000.00

         Thus, Borrower's Prepayment Penalty would be $145.83. A certificate of Bank setting forth any amount or amounts that Bank is entitled to receive pursuant to this paragraph shall be delivered to the Borrower and shall be conclusive absent demonstrable error. The Borrower shall pay Bank the amount shown as due on any such certificate within 10 days after receipt thereof. Except for the foregoing, Borrower may pay all or a portion of the amount owed earlier than it is due.

         It is the intention of the Bank and the Maker to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the Bank ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate which the Bank may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, and all lawful interest thereon, is paid in full, any remaining excess shall forthwith be paid to the Maker, or other party lawfully entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest rate which the Bank may lawfully charge under applicable law from time to time in effect, the Maker and the Bank shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as a reasonable loan charge, rather than as interest. Any provision hereof, or of any other agreement between the Bank and the Maker, that operates to bind, obligate, or compel the Maker to pay interest in excess of such maximum rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the Bank and the Maker that is in conflict with the provisions of this paragraph.

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         This Note shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect, except to the extent that Section 85 of Title 12 of the United States Code (or other applicable federal statue) may permit the charging of a higher rate of interest than applicable state law, in which event such applicable federal statute, as amended and supplemented from time to time shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Maker be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.

         This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by the Maker or by an authorized person. The Bank may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to the Bank are to be directed to the Bank at the Bank's address. The Maker agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person, or (b) credited to any of the Maker's accounts with the Bank. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by the Bank's internal records, including daily computer print-outs. The Bank will have no obligation to advance funds under this Note if: (a) The Maker or any guarantor is in default under the terms of this Note or any agreement that the Maker or any guarantor has with the Bank, including any agreement made in connection with the signing of this Note; (b) the Maker or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with the Bank; or (d) the Maker has applied funds provided pursuant to this Note for purposes other than those authorized by the Bank.



                                             PINNACLE AIRLINES, INC.,
                                             a Georgia corporation

                                             By:
                                                 ----------------------------
                                             Name:
                                                   --------------------------
                                             Title:
                                                   --------------------------



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